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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2001 relating to the financial statements which appear in the 2000 Annual Report to Shareholders of Sun Hydraulics Corporation, which is incorporated by reference in Sun Hydraulics Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
July 26, 2001